                                   EXHIBIT 11

       STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE

                       PROFFITT'S, INC. AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            YEAR ENDED                    NINE MONTHS ENDED
                                               -------------------------------------  --------------------------
                                               FEBRUARY 3,  JANUARY 28,  JANUARY 29,  NOVEMBER 2,   OCTOBER 28,
                                                  1996         1995         1994          1996          1995
                                               -----------  -----------  -----------  ------------  ------------

PRIMARY:

  Average share outstanding..................      18,995       18,575       17,222        20,137        18,973
  Net effect of dilutive stock options -
    based on the treasury stock method using
    average market price.....................         377          347          445           796           382
                                               -----------  -----------  -----------  ------------  ------------

      TOTAL..................................      19,372       18,922       17,667        20,933        19,355
                                               -----------  -----------  -----------  ------------  ------------
                                               -----------  -----------  -----------  ------------  ------------

  Income (loss) before extraordinary loss and
    cumulative effect of changes in
    accounting methods.......................   ($  6,399)   $  29,744    $  19,245    $   19,702    $   13,049
  Less Preferred Stock Dividends.............      (1,950)      (1,694)                      (796)       (1,462)
  Less payment for early conversion of
    Preferred Stock..........................                                              (3,032)
                                               -----------  -----------  -----------  ------------  ------------

  Income (loss) available to common
    shareholders before extraordinary loss
    and cumulative effect of changes in
    accounting methods.......................      (8,349)      28,050       19,245        15,874        11,587
  Extraordinary loss.........................      (2,060)                   (1,088)
  Cumulative effect of changes in accounting
    methods..................................                                 1,904
                                               -----------  -----------  -----------  ------------  ------------

  Net income (loss) available to common
    shareholders.............................   ($ 10,409)   $  28,050    $  20,061    $   15,874    $   11,587
                                               -----------  -----------  -----------  ------------  ------------
                                               -----------  -----------  -----------  ------------  ------------

  Primary earnings (loss) per common share
    before extraordinary loss and cumulative
    effect of changes in accounting
    methods..................................   ($   0.43)   $    1.48    $    1.09    $     0.76    $     0.60
  Extraordinary loss.........................   ($   0.11)                 ($  0.06)
  Cumulative effect of changes in accounting
    methods..................................                            $     0.11
                                               -----------  -----------  -----------  ------------  ------------

  Primary earnings (loss) per share..........  ($    0.54 ) $     1.48   $     1.14   $      0.76   $      0.60
                                               -----------  -----------  -----------  ------------  ------------
                                               -----------  -----------  -----------  ------------  ------------


Note: On June 28, 1996, the holder of Proffitt's Preferred Stock converted its 600 shares of Series A Preferred Stock ("Preferred Stock") into 1,422 shares of Proffitt's, Inc. Common Stock. In order to complete this early conversion of the Preferred Stock, the Company paid $3,032 to the holder of the Preferred Stock.



Primary earnings per share are based on earnings available to common shareholders (net income reduced by Preferred Stock dividends and payment for early conversion) and the weighted average number of common shares and equivalents (stock options) outstanding. Common Stock issued on June 28, 1996 for the conversion of the Preferred Stock has been included in the weighted average number of shares outstanding subsequent to that date.

       STATEMENT RE: COMPUTATION OF HISTORICAL EARNINGS PER COMMON SHARE

                        PROFFITTS, INC. AND SUBSIDIARIES

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           YEAR ENDED                   NINE MONTHS ENDED
                                                              -------------------------------------  ------------------------

                                                              FEBRUARY 3,  JANUARY 28,  JANUARY 29,  NOVEMBER 2,  OCTOBER 28,
                                                                 1996         1995         1994         1996         1995
                                                              -----------  -----------  -----------  -----------  -----------
FULLY DILUTED:

    Average share outstanding...............................      18,995       18,575       17,222       20,137       18,973
    Net effect of dilutive stock options--based on the
      treasury stock method using year-end market price if
      higher than average price.............................         386          347          445          868          395
    Assumed conversion of 8% subordinated debenture.........                                    52
    Assumed conversion of 4.75% subordinated debenture......                    2,020
    Assumed conversion of preferred stock...................                    1,228                       755
                                                              -----------  -----------  -----------  -----------  -----------
        TOTAL...............................................      19,381       22,170       17,719       21,760       19,368
                                                              -----------  -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------  -----------

    Income (loss) before interest adjustments, extraordinary
      loss and cumulative effect of changes in accounting
      methods...............................................   ($  6,399)   $  29,744    $  19,245    $  19,702    $  13,049
    Add 8% convertible subordinated debenture interest, net
      of federal income tax effect..........................                                    41
    Add 4.75% convertible subordinated debenture interest,
      net of federal income tax effect......................                    2,500
    Less Preferred Stock Dividends..........................      (1,950)                                             (1,462)
                                                              -----------  -----------  -----------  -----------  -----------

    Adjusted net income (loss) before extraordinary loss and
      cumulative effect of changes in accounting methods....   ($  8,349)   $  32,244    $  19,286    $  19,702    $  11,587
    Extraordinary loss......................................      (2,060)                   (1,088)
    Cumulative effect of changes in accounting methods......                                 1,904
                                                              -----------  -----------  -----------  -----------  -----------

    Adjusted net income (loss)..............................   ($ 10,409)   $  32,244    $  20,102    $  19,702    $  11,587
                                                              -----------  -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------  -----------

    Fully diluted earnings (loss) per common share before
      extraordinary loss and cumulative effect of changes in
      accounting methods....................................   ($   0.43)   $    1.45    $    1.09    $    0.91    $    0.60
    Extraordinary loss......................................   ($   0.11)                ($   0.06)
    Cumulative effect of changes in accounting methods......                             $    0.10
                                                              -----------  -----------  -----------  -----------  -----------
    Fully diluted earnings (loss) per share.................   ($   0.54)   $    1.45    $    1.13    $    0.91    $    0.60
                                                              -----------  -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------  -----------


    NOTE--For each year shown and for the nine months ended October 28, 1995, dilution is less than 3%; therefore, no fully diluted presentation is needed.

    As a result of the June 28, 1996 Preferred Stock conversion and as required by generally accepted accounting principles, fully diluted earnings per share have been presented for the periods shown based upon an "as if the 1,422 shares issued in the conversion were outstanding from the beginning of the period" basis.